                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 29, 2003



                              HELEN OF TROY LIMITED
             (Exact name of registrant as specified in its charter)



          BERMUDA                      001-14669                74-2692550
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)



                                 CLARENDON HOUSE
                                  CHURCH STREET
                                HAMILTON, BERMUDA
                        (Business address of registrant)

                             ONE HELEN OF TROY PLAZA
                              EL PASO, TEXAS 79912
                 (United States mailing address of registrant)

       Registrant's telephone number, including area code: (915) 225-8000




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                              HELEN OF TROY LIMITED


ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

    On Monday, September 29, 2003, Helen of Troy, Limited (the "Company") issued a press release announcing that it had received all required regulatory approvals and completed the transaction to acquire certain assets related to the North American, Latin American and Carribean production and distribution of Brut Fragrances, Deodorants and Antiperspirants from Conopco, Inc., a wholly owned subsidiary of Unilever NV. The assets consist principally of patents, trademarks and trade names, product formulations and production technology, related finished goods inventories, distribution rights and customer lists. The Company paid $55 million in cash in the transaction. The transaction was funded by drawing $32 million against a new $ 50 million short-term credit facility with Bank of America, and the balance funded out of the Company's cash on hand.

    The Company is in the process of completing its analysis of the economic lives of the assets acquired and appropriate allocation of the initial purchase price. Our initial belief is that most of the purchase price will be allocated to assets having indefinite economic lives. The Company expects to complete its analysis at some time during the late third fiscal quarter or early fourth fiscal quarter of 2004. Depending on the results of this analysis, the Company might, in future periods, record amortization expense on one or more of the intangible assets associated with the acquisition.

ITEM 5.      OTHER EVENTS.

    On Monday, September 29, 2003, Helen of Troy Limited issued a press release, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

    The press release states "The acquisition includes Brut Fragrances, Deodorants and Antiperspirants, and is expected to produce approximately $40 million in sales over the next 12 months. There will be a three month transition period during which operations will be transferred to Helen of Troy. Earnings per share contribution for the Brut brand is expected to be in the range of $.20
- $.24 for fiscal year 2005, beginning March 1, 2004. There are a number of risks and uncertainties that could cause actual results to differ materially from historical or anticipated results. These risks include, but are not limited to:

                 The anticipated sales and range of earnings per share
             contribution is based, in part, on historical unaudited financial information. There is not assurance that such information will reflect actual sales of Brut(R) product after it is acquired by the Company.

                 There is a risk that customers of the former owner of Brut(R)
             may not continue to be customers of the Company. The customers for the Brut(R) product have no long-term commitments to purchase Brut(R) products. In addition, several of the Company's largest customers have complex purchasing systems that require substantial efforts to include new product offerings. The Company may not be successful in transitioning existing Brut(R) customers to the Company, and if transitioned, there could be delays in the process, both of which could adversely affect the sale of Brut(R) products.

                 There is a risk that the Company may experience delays in
             transitioning the manufacturing of the Brut(R) product and any such delays could adversely affect sales of Brut(R) product.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

             (c) EXHIBITS.

             Exhibit No.      Description
                    2.1       Acquisition Agreement, dated September 29, 2003
                   10.1       Bank Financing Agreement, dated September 25, 2003
                   99.1       Press Release dated September 29, 2003



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                              HELEN OF TROY LIMITED

                                   SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HELEN OF TROY LIMITED


October 1, 2003                              By: /s/ Thomas J. Benson
---------------                                  ------------------------------
Date                                             Thomas J. Benson
                                                 Senior Vice President, Finance
                                                 and Chief Financial Officer




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                               INDEX TO EXHIBITS

      Exhibit No.      Description
              2.1      Acquisition Agreement, dated September 29, 2003
             10.1      Bank Financing Agreement, dated September 25, 2003
             99.1      Press Release dated September 29, 2003



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